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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc. of our report dated February 24, 1997, except for the first paragraph of Note 2, as to which the date is February 28, 1997, with respect to the consolidated financial statements of REMEC, Inc. included in its Annual Report (Form 10-K/A) for the year ended January 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


San Diego, California
October 3, 1997